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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       PIMCO California Municipal Income Fund
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               (Exact Name of Registrant as Specified in Its Charter)


      Massachusetts                                            13-4174445
---------------------------                           --------------------------
(State of Incorporation                                    (I.R.S. Employer
   or Organization)                                       Identification No.)


c/o PIMCO Advisory Services
1345 Avenue of the Americas
New York, New York                                               10105
-----------------------------                          -------------------------
(Address of Principal                                          (Zip Code)
Executive Offices)

If this form relates to the registration of           If this form relates to the registration
a class of securities pursuant to Section             of a class of securities pursuant to
12(b) of the Exchange Act and is effective            Section 12(g) of the Exchange Act and is
pursuant to General Instruction A.(c),                effective pursuant to General Instruction
please check the following box: [X]                   A.(d), please check the following box: [ ]

Securities Act registration statement file number pursuant to which this form relates: 333-61300
        ------------
      (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class to be so Register            Name of Each Exchange on Which
                                                 Each Class is to be Registered:
Common Shares of Beneficial Interest
Without Par Value                                New York Stock Exchange
-------------------------------------            -------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:   None

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Reference is hereby made to the sections entitled "Description of Shares" as contained in the Registration Statement on Form N-2 of PIMCO California Municipal Income Fund, as filed with the Securities and Exchange Commission (the "Commission") on May 21, 2001 (Securities Act File No. 333-61300 and Investment Company Act File No. 811-10379) (the "Original Registration Statement"), as amended by Pre-Effective Amendment No. 1 to the Original Registration Statement, as filed with the Commission on May 29, 2001, which is incorporated herein by reference.

ITEM 2.   EXHIBITS.

          Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

                                   SIGNATURE

          A copy of the Agreement and Declaration of Trust of PIMCO California Municipal Income Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             PIMCO CALIFORNIA MUNICIPAL INCOME FUND



                             By:    /s/ Stephen J. Treadway
                                -----------------------------
                                Name:   Stephen J. Treadway
                                Title:  Trustee and President

Date:  June 19, 2001
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